EXHIBIT 99.1

BK Technologies Announces First Quarter 2022 Results

- Strong Demand for BKR 5000 Drove Record First Quarter Bookings of $15.7M

- Launched SaaS Solutions Business Unit Focused on the Public Safety Market

- Supply Chain Constraints Continued To Impact Revenue Generation in Quarter -

WEST MELBOURNE, FL May 12, 2022 / BK Technologies Corporation (NYSE American: BKTI) (the “Company” or “BK”) today announced financial and operating results for the first quarter ended March 31, 2022. The Company will host a conference call today, May 12, 2022, at 9:00 a.m. Eastern Time.

First Quarter 2022 Financial and Operational Highlights

•	Record bookings of $15.7 million driven by strong demand for BKR 5000

•	Supply chain constraints impacted revenue generation during the quarter; Shipments improved in March and have remained strong

•	Launched new SaaS solutions business dedicated to public safety market

•	Ended quarter with cash and cash equivalents of $6.4 million and minimal financial debt.

“Market demand for our BKR 5000 line of communications equipment and accessories remains strong and drove record first quarter 2022 bookings of $15.7 million,” commented John Suzuki, CEO of BK. “The BKR 5000 has demonstrated success and consistency as a portable communications technology ideally suited not only for day-to-day land management and forestry maintenance, but also wildland fire and emergency response situations. Wildfire season, which has historically peaked in the July through October time period, is now longer in duration and intensity and our equipment plays an integral role in the effective communications infrastructure keeping first responders safe while in the field.

“During January and February we continued to contend with certain component shortages which hampered our ability to convert our record orders to revenue. While the supply chain challenges continue to persist, during March and to date in the second quarter we have seen the restoration of a more normalized shipping cadence.

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Launch of SaaS Solutions Business Unit

“During the first quarter we launched our business unit dedicated to the development of software-as-a-service (SaaS) solutions. A longstanding goal of BK has been to expand our offerings beyond the traditional land mobile radio (LMR) and we believe our establishment of this new division will more competitively position us as a leader in the rapidly changing public safety communications market. We’ve already filed for three patents related to these new services, and we’re currently developing a BK branded smartphone application that will tether a first responder’s BKR series radio to his or her smartphone, delivering an entirely new set of services to increase safety and productivity. Our goal is to create a scalable, high margin product focused on device interoperability. With these offerings, we have a significant opportunity to increase our market reach beyond fire rescue and mitigation to penetrate markets including the military, law enforcement, and emergency response, to name a few.”

First Quarter 2022 Financial Review

Revenue decreased 23.1% to $6.6 million, compared with $8.6 million for the first quarter of last year. Gross profit margin was 22.4% compared to 36.4% for the same quarter of last year.

Selling, General & Administrative expenses totaled $4.9 million, compared with $4.0 million for the first quarter of last year.

Operating loss totaled ($3.4 million) compared with operating loss of ($853,000) for the first quarter of last year.

The Company recorded a net loss of ($3.9 million) or ($0.23) per basic and diluted share, compared with a net loss of ($0.7 million) or ($0.05) per basic and diluted share, as adjusted, for the first quarter of last year. In the first quarter of 2022, the Company recognized an unrealized loss of ($496,000) on its investment in FG Financial Group (FGF), compared with an unrealized gain of $205,000 in the same quarter of last year.

Working capital totaled approximately $21.7 million, of which approximately $11.1 million was comprised of cash, cash equivalents, and trade receivables. This compares with the working capital at year-end of 2021 of approximately $25.2 million, of which $18.8 million was comprised of cash, cash equivalents, and trade receivables.

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Conference Call and Webcast

The Company will host a conference call and webcast for investors today, May 12, 2022, at 9:00 a.m. Eastern Time.

Shareholders and interested parties may participate in the conference call by dialing (888) 506-0062. International participants may join the conference call by dialing (973) 528-0011. All callers must use the access code 565081. The call will also be webcast at www.bktechnologies.com. Please allow extra time prior to the conference call to visit the site.

An online archive of the webcast will be available on the Company’s web site for thirty (30) days following the call at www.bktechnologies.com. A replay of the conference call will be available one hour after completion of the call and will remain available until May 19, 2022. The replay may be accessed by dialing (877) 481-4010 (for domestic participants) or (919) 882-2331 (for international participants). All callers must use passcode 45306 to access the replay.

About BK

BK Technologies Corporation manufactures high-specification, American-made communications equipment of unsurpassed reliability and value for use by public safety professionals and government agencies. BK is honored to serve these heroes with reliable equipment when every moment counts. The Company’s common stock trades on the NYSE American market under the symbol “BKTI”. Maintaining its headquarters in West Melbourne, Florida, BK can be contacted through its web site at www.bktechnologies.com or directly at 1-800-821-2900.

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Forward-Looking Statements

This press release contains certain forward-looking statements that are made pursuant to the “Safe Harbor” provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements concern the Company’s operations, economic performance, and financial condition, including, but not limited to, statements regarding the Company’s long-term strategic plan, and are based largely on the Company’s beliefs and expectations. These statements involve known and unknown risks, uncertainties, and other factors that may cause the actual results, performance, or achievements of the Company, or industry results, to be materially different from any future results, performance, or achievements expressed or implied by such forward-looking statements. Such factors and risks, some of which have been, and may further be, exacerbated by the COVID-19 pandemic and the ongoing war in Ukraine and related sanctions, include, among others, the following: changes or advances in technology; the success of our land mobile radio product line; disruption in the global supply chain creating delays, unavailability and adverse conditions; successful introduction of new products and technologies, including our ability to successfully develop and sell our anticipated new multiband product and other related products in the planned new BKR Series product line and our announced SaaS solutions; competition in the land mobile radio industry; general economic and business conditions, including federal, state and local government budget deficits and spending limitations, any impact from a prolonged shutdown of the U.S. Government, the ongoing effects of the COVID-19 pandemic and the ongoing war in Ukraine, including the impact of related sanctions being imposed by the U.S. Government and the governments of other countries, impact of potential reprisals as a consequence of the war in Ukraine and any related sanctions; the availability, terms and deployment of capital; reliance on contract manufacturers and suppliers; risks associated with fixed-price contracts; heavy reliance on sales to agencies of the U.S. Government and our ability to comply with the requirements of contracts, laws and regulations related to such sales; allocations by government agencies among multiple approved suppliers under existing agreements; our ability to comply with U.S. tax laws and utilize deferred tax assets; our ability to attract and retain executive officers, skilled workers and key personnel; our ability to manage our growth; our ability to identify potential candidates for, and to consummate, acquisition, disposition or investment transactions, and risks incumbent to being a noncontrolling interest stockholder in a corporation; impact of the COVID-19 pandemic or the ongoing war in Ukraine on the companies in which the Company holds investments; impact of our capital allocation strategy; risks related to maintaining our brand and reputation; impact of government regulation; impact of rising health care costs; our business with manufacturers located in other countries, including changes in the U.S. Government and foreign governments’ trade and tariff policies, as well as any further impact resulting from the COVID-19 pandemic or the ongoing war in Ukraine; our inventory and debt levels; protection of our intellectual property rights; fluctuation in our operating results and stock price; acts of war or terrorism, natural disasters and other catastrophic events, such as the COVID-19 pandemic and the ongoing war in Ukraine; any infringement claims; data security breaches, cyber-attacks and other factors impacting our technology systems; availability of adequate insurance coverage; maintenance of our NYSE American listing; risks related to being a holding company; and the effect on our stock price and ability to raise equity capital of future sales of shares of our common stock. Certain of these factors and risks, as well as other risks and uncertainties, are stated in more detail in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2021, and in the Company’s subsequent filings with the SEC. These forward-looking statements are made as of the date of this press release, and the Company assumes no obligation to update the forward-looking statements or to update the reasons why actual results could differ from those projected in the forward-looking statement.

Company Contact:

IMS Investor Relations

John Nesbett/Jennifer Belodeau

bktechnologies@imsinvestorrelations.com

(203) 972-9200

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(Financial Tables to Follow)

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BK TECHNOLOGIES CORPORATION
Condensed Consolidated Statements of Operations
(In Thousands, Except Per Share Data)

	Three Months Ended (Unaudited) 3/31/22	3/31/2021*
Sales, net	$ 6,585	$ 8,564
Expenses:		
Cost of products	5,113	5,444
Selling, general and administrative expenses	4,916	3,973
Total expenses	10,029	9,417
Operating loss	(3,444)	(853)
Other (expense) income:		
Net interest (expense)	(15)	(4)
(Loss) gain on investment in securities	(496)	205
Other expense	19	(18)
Loss before income taxes	(3,936)	(670)
Provision for income taxes	0	0
Net loss	$ (3,936)	$ (670)
Net loss per share - basic and diluted	$ (0.23)	$ (0.05)
Weighted average common shares outstanding - basic and diluted	16,849	12,517

* - The amounts for the three months ended March 31, 2021 have been adjusted to reflect the change in inventory accounting method, as described in Notes 1 and 4 to the Condensed Consolidated Financial Statements in the Company's Form 10-Q as of March 31, 2022.

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BK TECHNOLOGIES CORPORATION

Condensed Consolidated Balance Sheets

(In thousands, except share data)

	March 31, 2022 (Unaudited)	December 31, 2021
ASSETS		
Current assets:		
Cash and cash equivalents	$ 6,357	$ 10,580
Trade accounts receivable, net	4,763	8,229
Inventories, net	21,091	16,978
Prepaid expenses and other current assets	2,538	1,634
Total current assets	34,749	37,421
Property, plant and equipment, net	4,559	4,556
Right-of-use (ROU) asset	2,299	2,399
Investment in securities	1,299	1,795
Deferred tax assets, net	4,116	4,116
Other assets	97	98
Total assets	$ 47,119	$ 50,385
LIABILITIES AND STOCKHOLDERS' EQUITY		
Current liabilities:		
Accounts payable	$ 7,254	$ 5,883
Accrued compensation and related taxes	1,450	1,099
Accrued warranty expense	512	533
Accrued other expenses and other current liabilities	551	938
Dividends payable	-	505
Short term lease liability	457	447
Credit facility	1,458	1,470
Note payable, current portion	269	267
Deferred revenue	1,085	1,045
Total current liabilities	13,036	12,187
Note payable, net of current portion	537	605
Long term lease liability	2,151	2,269
Deferred revenue	2,558	2,706
Total liabilities	18,282	17,767
Commitments and contingencies		
Stockholders' equity:		
Preferred stock; $1.00 par value; 1,000,000 authorized shares; none issued or outstanding	-	-
Common stock; $0.60 par value; 50,000,000 authorized shares; 18,314,999 issued, and 18,298,999 issued and 16,864,599 and 16,848,599 outstanding shares at March 31, 2022 and December 31, 2021, respectively	10,989	10,979
Additional paid-in capital	36,007	35,862
Accumulated deficit	(12,757)	(8,821)
Treasury Stock, at cost, 1,450,400 shares at March 31, 2022 and December 31, 2021	(5,402)	(5,402)
Total stockholders' equity	28,837	32,618
Total liabilities and stockholders' equity	$ 47,119	$ 50,385

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